Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 23, 2020

FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin[2]	Efficiency ratio	Book value per common share
$128.1 million	$1.25	4.39%	44.1%	$29.42

			43.8%[1], excluding non-operating items	$26.54[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance produced strong results in the fourth quarter of 2019 leading to record revenues and earnings for the quarter and full year,” said Kenneth Vecchione, President and Chief Executive Officer. “Our distinctive business model delivered strong quarterly results, achieving a record $128.1 million in net income and earnings per share of $1.25, an increase of 10.6% over prior year. Quarterly loan and deposit growth of $970 million and $356 million, respectively, lifted total assets to $26.8 billion. Quarterly net interest margin of 4.39% declined only 2 basis points from prior quarter due to timely deposit repricing and tangible book value[1] rose 3.7% to $26.54.”
“Reflecting on full year results, our growth in loans of $3.4 billion and deposits of $3.6 billion generated the highest total revenues in company history, surpassing $1.0 billion, against the backdrop of lower rates. Asset quality remained steady, with net charge-offs for the year of $3.4 million, or only 2 basis points of average loans. Net income climbed 14.5% over the prior year to $499.2 million and earnings per share increased 16.9% to $4.84 over the same period. As we enter into 2020, we remain committed to providing continued shareholder value with disciplined growth, while maintaining strong asset quality and industry leading revenue to expense metrics.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $128.1 million and $1.25 compared to $127.4 million and $1.24, respectively

▪	Net operating revenue[1] of $287.5 million, an increase of 1.8%, or $5.0 million, compared to an increase in operating non-interest expenses[1] of 5.0%, or $6.2 million

▪	Operating pre-provision net revenue[1] of $158.8 million, down $1.1 million from $159.9 million

▪	Effective tax rate of 17.00%, compared to 18.30%

▪	Net income of $499.2 million and earnings per share of $4.84, up 14.5% and 16.9%, from $435.8 million and $4.14, respectively

▪	Net operating revenue[1] of $1.1 billion, an increase of 13.1%, or $127.0 million, compared to an increase in operating non-interest expenses[1] of 14.9%, or $62.2 million

▪	Operating pre-provision net revenue[1] of $618.3 million, up $64.8 million from $553.5 million

▪	Effective tax rate of 17.39%, compared to 14.61%

FINANCIAL POSITION RESULTS:

▪	Total loans of $21.1 billion, up $970 million, or 19.3% annualized

▪	Total deposits of $22.8 billion, up $356 million, or 6.3% annualized

▪	Stockholders' equity of $3.0 billion, up $94 million

▪	Increase in total loans of $3.4 billion, or 19.3%

▪	Increase in total deposits of $3.6 billion, or 18.9%

▪	Increase in stockholders' equity of $403 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.26%, compared to 0.25%

▪	Annualized net loan charge-offs (recoveries)[2] to average loans outstanding of 0.02% compared to (0.01)%

▪	Nonperforming assets to total assets of 0.26%, compared to 0.20%

▪	Net loan charge-offs to average loans outstanding of 0.02%, compared to 0.06%

KEY PERFORMANCE METRICS:

▪	Net interest margin[2] of 4.39%, compared to 4.41%

▪	Return on average assets[2] and on tangible common equity[1,2] of 1.92% and 18.89%, compared to 1.94% and 19.41%, respectively

▪	Tangible common equity ratio[1] of 10.3%, compared to 10.1%

▪	Tangible book value per share[1], net of tax, of $26.54, an increase of 3.7% from $25.60

▪	Operating efficiency ratio[1] of 43.8%, compared to 42.4%

▪	Net interest margin of 4.52%, compared to 4.68%

▪	Return on average assets and on tangible common equity[1] of 2.00% and 19.60%, compared to 2.05% and 20.64%, respectively

▪	Tangible common equity ratio[1] of 10.3%, compared to 10.2%

▪	Tangible book value per share[1], net of tax, of $26.54, an increase of 20.3% from $22.07

▪	Operating efficiency ratio[1] of 42.7%, compared to 41.9%

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Income Statement
Net interest income was $272.0 million in the fourth quarter 2019, an increase of $5.6 million from $266.4 million in the third quarter 2019, and an increase of $28.5 million, or 11.7%, compared to the fourth quarter 2018. For 2019, net interest income was $1.0 billion, an increase of $124.5 million, or 13.6%, compared to $915.9 million in 2018. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the fourth quarter 2019 includes $2.5 million of total accretion income from acquired loans, compared to $2.7 million in the third quarter 2019, and $4.5 million in the fourth quarter 2018. Net interest income in 2019 includes $12.7 million of total accretion income from acquired loans, compared to $18.6 million in 2018.
The Company’s net interest margin in the fourth quarter 2019 was 4.39%, a decrease from 4.41% in the third quarter 2019 and 4.68% in the fourth quarter 2018. The decrease in net interest margin of 29 basis points from the fourth quarter 2018 is primarily the result of the federal rate cuts in 2019, totaling 75 basis points.
Operating non-interest income1 was $15.5 million for the fourth quarter 2019, compared to $16.1 million for the third quarter 2019, and $14.7 million for the fourth quarter 2018. For 2019, operating non-interest income1 was $56.8 million, an increase of $2.4 million, or 4.5%, compared to $54.4 million in 2018. The increase in operating non-interest income from 2018 primarily relates to an increase in rental income from equipment leases.
Net operating revenue1 was $287.5 million for the fourth quarter 2019, an increase of $5.0 million, compared to $282.5 million for the third quarter 2019, and an increase of $29.3 million, or 11.4%, compared to $258.2 million for the fourth quarter 2018. For 2019, net operating revenue1 was $1.1 billion, an increase of $127.0 million, or 13.1%, compared to $970.3 million in 2018.
Operating non-interest expense1 was $128.7 million for the fourth quarter 2019, compared to $122.6 million for the third quarter 2019, and $109.6 million for the fourth quarter 2018. The Company’s operating efficiency ratio1 was 43.8% for the fourth quarter 2019, compared to 42.4% in the third quarter 2019, and 41.5% for the fourth quarter 2018. For 2019, operating non-interest expense1 was $479.0 million, an increase of $62.2 million, or 14.9%, compared to $416.8 million in 2018. The increase in operating non-interest expense from 2018 primarily relates to an increase in compensation related costs and technology initiatives to support the Company's continued growth. Deposit costs in 2019 have also increased commensurate with growth in average deposit balances and increased rates compared to 2018.
Income tax expense was $26.2 million for the fourth quarter 2019, compared to $28.5 million for the third quarter 2019, and $20.9 million for the fourth quarter 2018. Income tax expense for 2019 was $105.1 million, an increase of $30.5 million, or 40.9%, compared to $74.5 million in 2018.
Net income was $128.1 million for the fourth quarter 2019, an increase of $0.7 million from $127.4 million for the third quarter 2019, and an increase of $9.0 million, or 7.5%, from $119.1 million for the fourth quarter 2018. Earnings per share was $1.25 for the fourth quarter 2019, compared to $1.24 for the third quarter 2019, and $1.13 for the fourth quarter 2018. For 2019, net income was $499.2 million, an increase of $63.4 million, or 14.5%, compared to $435.8 million in 2018. Earnings per share for 2019 was $4.84, an increase of 16.9%, compared to $4.14 in 2018.
The Company views its operating pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2019, the Company’s operating PPNR1 was $158.8 million, down $1.1 million from $159.9 million in the third quarter 2019, and up $10.2 million from $148.5 million in the fourth quarter 2018. Non-operating income1 for the fourth quarter 2019 consisted of net unrealized gains on assets measured at fair value of $0.5 million. Non-operating expense1 for the fourth quarter 2019 consisted of a net loss on sales and valuations of repossessed and other assets of $1.0 million. For 2019, operating PPNR1 was $618.3 million, an increase of $64.8 million, or 11.7%, from $553.5 million in 2018. The non-operating income items1 for 2019 consisted of a net gain on sales of investment securities of $3.2 million and net unrealized gains on assets measured at fair value of $5.1 million. Non-operating expense1 for 2019 consisted of a net loss on sales and valuations of repossessed and other assets of $3.8 million.
The Company had 1,835 full-time equivalent employees and 47 offices at December 31, 2019, compared to 1,814 employees and 47 offices at September 30, 2019, and 1,787 employees and 47 offices at December 31, 2018.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Balance Sheet
Gross loans totaled $21.1 billion at December 31, 2019, an increase of $970 million from $20.2 billion at September 30, 2019, and an increase of $3.4 billion from $17.7 billion at December 31, 2018. The increase from the prior quarter was driven by an increase of $674 million in commercial and industrial loans, $285 million in residential real estate loans, and $214 million in CRE, non-owner occupied loans. These increases were partially offset by a decrease of $203 million in construction and land development loans. From December 31, 2018, the largest increases in the loan balance were driven by commercial and industrial loans of $1.6 billion, CRE, non-owner occupied loans of $1.0 billion, and residential real estate loans of $943 million. At December 31, 2019, the allowance for credit losses to gross loans held for investment was 0.80%, compared to 0.82% at September 30, 2019, and 0.86% at December 31, 2018. At December 31, 2019, the allowance for credit losses to total organic loans was 0.82%, compared to 0.85% at September 30, 2019, and 0.92% at December 31, 2018. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Deposits totaled $22.8 billion at December 31, 2019, an increase of $356 million from $22.4 billion at September 30, 2019, and an increase of $3.6 billion from $19.2 billion at December 31, 2018. The increase from the prior quarter was driven by an increase of $260 million in certificates of deposits, $252 million in interest bearing demand deposits, and $62.3 million from savings and money market accounts. These increases were offset by a decrease of $218 million from non-interest bearing demand deposits. From December 31, 2018, deposits increased across all deposit types, with increases in savings and money market accounts of $1.8 billion, non-interest bearing demand deposits of $1.1 billion, certificates of deposit of $542 million, and interest-bearing demand deposits of $205 million. Non-interest bearing deposits were $8.5 billion at December 31, 2019, compared to $8.8 billion at September 30, 2019, and $7.5 billion at December 31, 2018. Non-interest bearing deposits comprised 37.5% of total deposits at December 31, 2019, compared to 39.0% at September 30, 2019, and 38.9% at December 31, 2018. The proportion of savings and money market balances to total deposits was 40.0%, compared to 40.4% at September 30, 2019, and 38.2% at December 31, 2018. Interest-bearing demand deposits as a percentage of total deposits were 12.1% at December 31, 2019, compared to 11.2% at September 30, 2019, and 13.3% at December 31, 2018. Certificates of deposit as a percentage of total deposits were 10.4% at December 31, 2019, compared to 9.4% at September 30, 2019, and 9.6% at December 31, 2018. The Company’s ratio of loans to deposits was 92.7% at December 31, 2019, compared to 89.8% at September 30, 2019, and 92.4% at December 31, 2018.
Borrowings were zero at December 31, 2019 and September 30, 2019, compared to $491 million at December 31, 2018. The decrease in borrowings from December 31, 2018 is due to a decrease in overnight advances.
Qualifying debt totaled $394 million at December 31, 2019, compared to $389 million at September 30, 2019, and $361 million at December 31, 2018.
Stockholders’ equity was $3.0 billion at December 31, 2019, compared to $2.9 billion at September 30, 2019, and $2.6 billion at December 31, 2018. The increase in stockholders' equity from December 31, 2018 is primarily a function of net income, partially offset by share repurchases and dividends to shareholders. Under the Company's common stock repurchase program, the Company was authorized to repurchase up to $250 million of its shares of common stock through December 31, 2019. During the fourth quarter 2019, the Company repurchased 88,799 shares of its common stock at a weighted average price of $51.33, for a total of $4.6 million. During the year ended December 31, 2019, the Company repurchased a total of 2.8 million shares of its common stock, representing approximately 3% of the Company's outstanding shares. Shares were repurchased at a weighted average price of $42.53, for a total of $120.0 million. During the fourth quarter 2019, the Company's Board of Directors approved a cash dividend of $0.25 per share. The dividend payment to shareholders totaled $25.6 million, and was paid on November 29, 2019.
At December 31, 2019, tangible common equity, net of tax, was 10.3% of tangible assets1 and total capital was 12.8% of risk-weighted assets. The Company’s tangible book value per share1 was $26.54 at December 31, 2019, up 20.3% from December 31, 2018.
Total assets increased 1.9% to $26.8 billion at December 31, 2019, from $26.3 billion at September 30, 2019, and increased 16.1% from $23.1 billion at December 31, 2018. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses remained flat at $4.0 million for the fourth quarter 2019 compared to the third quarter 2019, and decreased from $6.0 million for the fourth quarter 2018. Net loan charge-offs2 in the fourth quarter 2019 were $1.2 million, or 0.02% of average loans (annualized), compared to net (recoveries) of $(0.6) million, or (0.01)%, in the third quarter 2019, and net charge-offs of $3.3 million, or 0.08%, in the fourth quarter 2018.
Nonaccrual loans increased $5.6 million to $56.0 million during the quarter and increased $28.2 million from December 31, 2018. Loans past due 90 days and still accruing were zero at December 31, 2019 and September 30, 2019, and $0.6 million at December 31, 2018. Loans past due 30-89 days and still accruing interest totaled $14.5 million at December 31, 2019, a decrease from $29.5 million at September 30, 2019, and a decrease from $16.6 million at December 31, 2018.
Repossessed assets totaled $13.8 million at December 31, 2019, compared to $15.5 million at September 30, 2019, and a decrease of $4.1 million from $17.9 million at December 31, 2018. Adversely graded loans and non-performing assets totaled $341.6 million at December 31, 2019, a decrease of $97.6 million from $439.2 million at September 30, 2019, and an increase of $26.0 million from $315.6 million at December 31, 2018.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses1, a common regulatory measure of asset quality, was 5.8% at December 31, 2019, compared to 7.8% at September 30, 2019, and 9.4% at December 31, 2018.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $9.7 billion at December 31, 2019, a decrease of $15 million during the quarter, and an increase of $553 million during the last year. The decline in loans during the quarter was driven by the Arizona and Southern California segments with loan decreases of $120 million and $53 million, respectively. These decreases were partially offset by increases of $86 million and $73 million in the Northern California and Nevada segments, respectively. The growth in loans during the last year was spread across all regional segments with increases in the Nevada, Arizona, Southern California, and Northern California segments of $249 million, $200 million, $93 million, and $11 million, respectively. Total deposits for the regional segments were $14.7 billion, a decrease of $570 million during the quarter, and an increase of $1.4 billion during the last year. The decrease in deposits during the quarter was driven by the Arizona and Southern California segments, with deposit decreases of $586 million and $168 million, respectively. These decreases were partially offset by increases of $103 million and $81 million, respectively, in the Northern California and Nevada segments. The growth in deposits over the last year was spread across all regional segments with increases in the Northern California, Nevada, Arizona, and Southern California segments of $535 million, $354 million, $295 million, and $238 million, respectively.
Pre-tax income for the regional segments was $105.1 million for the three months ended December 31, 2019, an increase of $1.1 million from the three months ended September 30, 2019, and an increase of $18.3 million from the three months ended December 31, 2018. The growth in pre-tax income during the quarter was driven by increases in the Northern California and Nevada segments, with pre-tax income growth of $1.2 million and $1.1 million, respectively. These increases were partially offset by a decrease of $1.7 million in the Arizona segment. The Arizona, Southern California, Nevada, and Northern California segments had increases in pre-tax income from the three months ended December 31, 2018 of $8.8 million, $4.6 million, $3.8 million, and $1.1 million, respectively. For the year ended December 31, 2019, the regional segments reported total pre-tax income of $394.2 million, an increase of $48.4 million compared to the year ended December 31, 2018 with increases across all regional segments. Arizona, Southern California, Nevada, and Northern California had increases in pre-tax income of $17.4 million, $14.3 million, $11.7 million, and $4.9 million, respectively.
The NBL segments reported gross loan balances of $11.5 billion at December 31, 2019, an increase of $986 million during the quarter, and an increase of $2.9 billion during the last year. The increase in loans from the prior quarter was driven by the Other NBLs, Technology & Innovation, Public & Nonprofit Finance, and HFF segments, which had loan growth of $714 million, $175 million, $53 million, and $35 million, respectively. During the last year, the largest drivers of loan growth were the Other NBLs, HFF, Technology & Innovation, and Public & Nonprofit Finance segments, with increases of $1.9 billion, $451 million, $351 million, and $88 million, respectively. Total deposits for the NBL segments were $7.0 billion, an increase of $646 million during the quarter, and an increase of $1.9 billion during the last year. The increase in deposits from the prior quarter is primarily attributable to the Technology & Innovation and HOA Services segments, which increased deposits by $482 million and $158 million, respectively. The increase of $1.9 billion during the last year is a result of growth in the Technology & Innovation and HOA Services segments of $1.2 billion and $603 million, respectively.
Pre-tax income for the NBL segments was $77.4 million for the three months ended December 31, 2019, an increase of $6.2 million from the three months ended September 30, 2019, and an increase of $21.7 million from the three months ended December 31, 2018. The increase in pre-tax income from the prior quarter primarily relates to the Other NBLs, HFF, Technology & Innovation and HOA Services segments, which increased by $2.9 million, $2.3 million, $1.1 million and $0.6 million, respectively. These increases were partially offset by a decrease in pre-tax income from the Public & Nonprofit segment of $0.8 million. The drivers of the increase in pre-tax income from the same period in the prior year were the Other NBLs, Technology & Innovation, HOA Services, and HFF segments, which had increases of $15.0 million, $4.3 million, $3.2 million, and $0.7 million, respectively. These increases were partially offset by a decrease in pre-tax income for the Public & Nonprofit Finance segment, which decreased by $1.6 million. Pre-tax income for the NBL segments for the year ended December 31, 2019 totaled $268.1 million, an increase of $65.6 million compared to the year ended December 31, 2018. The largest increases in pre-tax income compared to the year ended December 31, 2018 were in the Other NBLs, Technology & Innovation, and HOA Services segments. These segments had increases of $34.6 million, $21.4 million, and $14.7 million, respectively. These increases were partially offset by decreases of $2.6 million and $2.5 million in the Public & Nonprofit and HFF segments, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2019 financial results at 12:00 p.m. ET on Friday, January 24, 2020. Participants may access the call by dialing 1-888-317-6003 and using passcode 7572681 or via live audio webcast using the website link https://services.choruscall.com/links/wal200124.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 24th through 9:00 a.m. ET February 24th by dialing 1-877-344-7529 passcode: 10138010.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2019, the Company adopted the Accounting Standards Updates ("ASU") related to leases, which include ASU 2016-02, Leases, ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842) Targeted Improvements.
The amendments in ASU 2016-02 require lessees to recognize the lease assets and lease liabilities arising from operating leases in the statement of financial position, resulting in a gross up of assets and liabilities on the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The Company elected to apply the package of practical expedients, which permitted the Company to forgo reassessment of 1) expired or existing contracts that may contain leases; 2) lease classification of expired or existing leases; and 3) initial direct costs for any existing leases. Upon adoption of this standard on January 1, 2019, the Company recorded a right-of-use asset and corresponding lease liability of $42.5 million and $46.1 million, respectively. No cumulative effect adjustment to retained earnings was recorded as of January 1, 2019. The new standard does not have a material impact on the Company's results of operations or cash flow.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends, and the expected impact to the Company’s allowance and provision for credit losses and capital levels upon the adoption of the new current expected credit loss (CECL) accounting standard. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines (including changes related to the impact of CECL); supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $25 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Western Alliance is ranked #1 regional bank by S&P Global Market Intelligence for 2018 and in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2019	2018	Change %
				(in millions)
Total assets				$26,821.9	$23,109.5	16.1%
Gross loans, net of deferred fees				21,123.3	17,710.6	19.3
Securities and money market investments				4,036.6	3,761.1	7.3
Total deposits				22,796.5	19,177.4	18.9
Qualifying debt				393.6	360.5	9.2
Stockholders' equity				3,016.7	2,613.7	15.4
Tangible common equity, net of tax (1)				2,721.1	2,316.5	17.5

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2019	2018	Change %	2019	2018	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$315,420	$281,968	11.9%	$1,225,045	$1,033,483	18.5%
Interest expense	43,447	38,455	13.0	184,633	117,604	57.0
Net interest income	271,973	243,513	11.7	1,040,412	915,879	13.6
Provision for credit losses	4,000	6,000	(33.3)	18,500	23,000	(19.6)
Net interest income after provision for credit losses	267,973	237,513	12.8	1,021,912	892,879	14.5
Non-interest income	16,027	13,611	17.8	65,095	43,116	51.0
Non-interest expense	129,699	111,129	16.7	482,781	425,667	13.4
Income before income taxes	154,301	139,995	10.2	604,226	510,328	18.4
Income tax expense	26,236	20,909	25.5	105,055	74,540	40.9
Net income	$128,065	$119,086	7.5	$499,171	$435,788	14.5
Diluted earnings per share	$1.25	$1.13	10.6	$4.84	$4.14	16.9

(1)    See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2019	2018	Change %	2019	2018	Change %
Diluted earnings per share	$1.25	$1.13	10.6%	$4.84	$4.14	16.9%
Book value per common share	29.42	24.90	18.2
Tangible book value per share, net of tax (1)	26.54	22.07	20.3
Average shares outstanding (in thousands):
Basic	101,609	104,684	(2.9)	102,667	104,669	(1.9)
Diluted	102,138	105,286	(3.0)	103,133	105,370	(2.1)
Common shares outstanding	102,524	104,949	(2.3)

Selected Performance Ratios:
Return on average assets (2)	1.92%	2.11%	(9.0)%	2.00%	2.05%	(2.4)%
Return on average tangible common equity (1, 2)	18.89	20.92	(9.7)	19.60	20.64	(5.0)
Net interest margin (2)	4.39	4.68	(6.2)	4.52	4.68	(3.4)
Operating efficiency ratio - tax equivalent basis (1)	43.8	41.5	5.6	42.7	41.9	1.8
Loan to deposit ratio	92.66	92.35	0.3

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.02%	0.08%	(75.0)%	0.02%	0.06%	(66.7)%
Nonaccrual loans to gross loans	0.27	0.16	68.8
Nonaccrual loans and repossessed assets to total assets	0.26	0.20	30.0
Allowance for credit losses to gross loans	0.80	0.86	(7.0)
Allowance for credit losses to nonaccrual loans	299.81	550.41	(45.5)

Capital Ratios (1):
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Tangible common equity (1)	10.3%	10.1%	10.2%
Common Equity Tier 1 (1), (3)	10.6	10.3	10.7
Tier 1 Leverage ratio (1), (3)	10.6	10.4	10.9
Tier 1 Capital (1), (3)	10.9	10.6	11.1
Total Capital (1), (3)	12.8	12.6	13.2

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2019 are preliminary.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(dollars in thousands, except per share data)
Interest income:
Loans	$284,971	$247,874	$1,093,070	$910,577
Investment securities	28,194	30,367	115,889	111,672
Other	2,255	3,727	16,086	11,234
Total interest income	315,420	281,968	1,225,045	1,033,483
Interest expense:
Deposits	37,374	31,176	158,405	90,464
Qualifying debt	5,492	5,829	23,390	22,287
Borrowings	581	1,450	2,838	4,853
Total interest expense	43,447	38,455	184,633	117,604
Net interest income	271,973	243,513	1,040,412	915,879
Provision for credit losses	4,000	6,000	18,500	23,000
Net interest income after provision for credit losses	267,973	237,513	1,021,912	892,879
Non-interest income:
Service charges and fees	6,233	5,611	23,353	22,295
Lending related income and gains (losses) on sale of loans, net	1,815	893	3,158	4,340
Card income	1,784	1,866	6,979	8,009
Income from equity investments	1,671	3,178	8,290	8,595
Foreign currency income	1,423	1,285	4,987	4,760
Income from bank owned life insurance	963	983	3,901	3,946
Gain (loss) on sales of investment securities	—	(424)	3,152	(7,656)
Unrealized gains (losses) on assets measured at fair value, net	491	(640)	5,119	(3,611)
Other	1,647	859	6,156	2,438
Total non-interest income	16,027	13,611	65,095	43,116
Non-interest expenses:
Salaries and employee benefits	73,946	64,558	279,274	253,238
Legal, professional, and directors' fees	10,124	6,866	37,009	28,722
Data processing	10,014	6,028	30,577	22,716
Occupancy	8,256	7,733	32,507	29,404
Deposit costs	6,789	7,012	31,719	18,900
Insurance	3,233	2,539	11,924	14,005
Loan and repossessed asset expenses	2,152	1,748	7,571	4,578
Business development	2,071	1,437	7,043	5,960
Marketing	1,559	1,341	4,199	3,770
Card expense	454	996	2,346	4,301
Intangible amortization	386	399	1,547	1,594
Net loss (gain) on sales and valuations of repossessed and other assets	962	1,483	3,818	9
Other	9,753	8,989	33,247	38,470
Total non-interest expense	129,699	111,129	482,781	425,667
Income before income taxes	154,301	139,995	604,226	510,328
Income tax expense	26,236	20,909	105,055	74,540
Net income	$128,065	$119,086	$499,171	$435,788

Earnings per share:
Diluted shares	102,138	105,286	103,133	105,370
Diluted earnings per share	$1.25	$1.13	$4.84	$4.14

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(in thousands, except per share data)
Interest income:
Loans	$284,971	$278,932	$270,349	$258,818	$247,874
Investment securities	28,194	29,660	28,900	29,134	30,367
Other	2,255	7,016	3,599	3,216	3,727
Total interest income	315,420	315,608	302,848	291,168	281,968
Interest expense:
Deposits	37,374	43,354	41,888	35,788	31,176
Qualifying debt	5,492	5,785	6,008	6,105	5,829
Borrowings	581	47	271	1,939	1,450
Total interest expense	43,447	49,186	48,167	43,832	38,455
Net interest income	271,973	266,422	254,681	247,336	243,513
Provision for credit losses	4,000	4,000	7,000	3,500	6,000
Net interest income after provision for credit losses	267,973	262,422	247,681	243,836	237,513
Non-interest income:
Service charges and fees	6,233	5,888	5,821	5,412	5,611
Lending related income and gains (losses) on sale of loans, net	1,815	539	553	251	893
Card income	1,784	1,729	1,625	1,841	1,866
Income from equity investments	1,671	3,742	868	2,009	3,178
Foreign currency income	1,423	1,321	1,148	1,095	1,285
Income from bank owned life insurance	963	979	978	981	983
Gain (loss) on sales of investment securities	—	3,152	—	—	(424)
Unrealized gains (losses) on assets measured at fair value, net	491	222	1,572	2,834	(640)
Other	1,647	1,869	1,653	987	859
Total non-interest income	16,027	19,441	14,218	15,410	13,611
Non-interest expenses:
Salaries and employee benefits	73,946	70,978	65,794	68,556	64,558
Legal, professional, and directors' fees	10,124	8,248	11,105	7,532	6,866
Data processing	10,014	7,095	6,793	6,675	6,028
Occupancy	8,256	8,263	7,761	8,227	7,733
Deposit costs	6,789	11,537	7,669	5,724	7,012
Insurance	3,233	3,071	2,811	2,809	2,539
Loan and repossessed asset expenses	2,152	1,953	1,460	2,006	1,748
Business development	2,071	1,443	1,444	2,085	1,437
Marketing	1,559	842	1,057	741	1,341
Card expense	454	548	710	634	996
Intangible amortization	386	387	387	387	399
Net loss (gain) on sales and valuations of repossessed and other assets	962	3,379	(620)	97	1,483
Other	9,753	8,211	7,842	7,441	8,989
Total non-interest expense	129,699	125,955	114,213	112,914	111,129
Income before income taxes	154,301	155,908	147,686	146,332	139,995
Income tax expense	26,236	28,533	24,750	25,536	20,909
Net income	$128,065	$127,375	$122,936	$120,796	$119,086

Earnings per share:
Diluted shares	102,138	102,451	103,501	104,475	105,286
Diluted earnings per share	$1.25	$1.24	$1.19	$1.16	$1.13

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(in millions)
Assets:
Cash and due from banks	$434.6	$872.1	$1,067.7	$785.6	$498.6
Securities and money market investments	4,036.6	4,148.1	3,870.1	3,739.4	3,761.1
Loans held for sale	21.8	21.8	—	—	—
Loans held for investment:
Commercial and industrial	9,382.0	8,707.8	8,454.2	7,723.7	7,762.6
Commercial real estate - non-owner occupied	5,245.6	5,031.3	4,685.5	4,304.3	4,213.4
Commercial real estate - owner occupied	2,316.9	2,299.8	2,254.1	2,285.3	2,325.4
Construction and land development	1,952.2	2,155.6	2,210.4	2,283.5	2,134.7
Residential real estate	2,147.7	1,862.5	1,580.1	1,461.5	1,204.4
Consumer	57.1	74.0	66.0	58.4	70.1
Gross loans, net of deferred fees	21,101.5	20,131.0	19,250.3	18,116.7	17,710.6
Allowance for credit losses	(167.8)	(165.0)	(160.4)	(155.0)	(152.7)
Loans, net	20,933.7	19,966.0	19,089.9	17,961.7	17,557.9
Premises and equipment, net	125.8	125.0	123.1	119.8	119.5
Operating lease right-of-use asset	72.6	74.5	71.1	72.8	—
Other assets acquired through foreclosure, net	13.9	15.5	17.7	17.7	17.9
Bank owned life insurance	174.0	173.1	172.1	171.1	170.1
Goodwill and other intangibles, net	297.6	298.0	298.4	298.8	299.2
Other assets	711.3	630.1	604.7	625.9	685.2
Total assets	$26,821.9	$26,324.2	$25,314.8	$23,792.8	$23,109.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$8,537.9	$8,755.7	$8,677.3	$7,679.3	$7,456.1
Interest bearing:
Demand	2,760.9	2,509.4	2,525.6	2,499.8	2,555.6
Savings and money market	9,120.7	9,058.4	7,898.3	7,798.3	7,330.7
Certificates of deposit	2,377.0	2,117.3	2,338.7	2,231.3	1,835.0
Total deposits	22,796.5	22,440.8	21,439.9	20,208.7	19,177.4
Customer repurchase agreements	16.7	15.0	13.9	15.1	22.4
Total customer funds	22,813.2	22,455.8	21,453.8	20,223.8	19,199.8
Borrowings	—	—	—	—	491.0
Qualifying debt	393.6	388.9	387.2	374.0	360.5
Operating lease liability	78.1	79.8	76.2	77.8	—
Accrued interest payable and other liabilities	520.3	476.7	546.3	396.6	444.5
Total liabilities	23,805.2	23,401.2	22,463.5	21,072.2	20,495.8
Stockholders' Equity:
Common stock and additional paid-in capital	1,311.4	1,305.5	1,310.9	1,329.6	1,364.6
Retained earnings	1,680.3	1,581.9	1,514.0	1,399.2	1,282.7
Accumulated other comprehensive income (loss)	25.0	35.6	26.4	(8.2)	(33.6)
Total stockholders' equity	3,016.7	2,923.0	2,851.3	2,720.6	2,613.7
Total liabilities and stockholders' equity	$26,821.9	$26,324.2	$25,314.8	$23,792.8	$23,109.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(in thousands)
Allowance for loan losses
Balance, beginning of period	$165,021	$160,409	$154,987	$152,717	$150,011
Provision for credit losses	4,000	4,000	7,000	3,500	6,000
Recoveries of loans previously charged-off:
Commercial and industrial	744	2,549	495	477	690
Commercial real estate - non-owner occupied	4	—	53	—	—
Commercial real estate - owner occupied	5	8	386	453	9
Construction and land development	10	17	9	55	13
Residential real estate	161	131	27	93	116
Consumer	6	6	8	5	8
Total recoveries	930	2,711	978	1,083	836
Loans charged-off:
Commercial and industrial	2,028	1,950	2,018	2,124	4,130
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	139	—	—	—
Construction and land development	—	—	141	—	—
Residential real estate	—	9	397	188	—
Consumer	126	1	—	1	—
Total loans charged-off	2,154	2,099	2,556	2,313	4,130
Net loan charge-offs (recoveries)	1,224	(612)	1,578	1,230	3,294
Balance, end of period	$167,797	$165,021	$160,409	$154,987	$152,717

Net charge-offs (recoveries) to average loans - annualized	0.02%	(0.01)%	0.03%	0.03%	0.08%

Allowance for credit losses to gross loans	0.80%	0.82%	0.83%	0.86%	0.86%
Allowance for credit losses to gross organic loans	0.82	0.85	0.87	0.90	0.92
Allowance for credit losses to nonaccrual loans	299.81	327.83	309.52	353.15	550.41

Nonaccrual loans	$55,968	$50,338	$51,825	$43,887	$27,746
Nonaccrual loans to gross loans	0.27%	0.25%	0.27%	0.24%	0.16%
Repossessed assets	$13,850	$15,483	$17,707	$17,707	$17,924
Nonaccrual loans and repossessed assets to total assets	0.26%	0.25%	0.27%	0.26%	0.20%

Loans past due 90 days, still accruing	$—	$—	$—	$—	$594
Loans past due 90 days and still accruing to gross loans	—%	—%	—%	—%	0.00%
Loans past due 30 to 89 days, still accruing	$14,479	$29,502	$9,681	$20,480	$16,557
Loans past due 30 to 89 days, still accruing to gross loans	0.07%	0.15%	0.05%	0.11%	0.09%

Special mention loans	$180,479	$233,835	$197,996	$134,348	$88,856
Special mention loans to gross loans	0.86%	1.16%	1.03%	0.74%	0.50%

Classified loans on accrual	$91,286	$139,576	$131,442	$161,620	$181,105
Classified loans on accrual to gross loans	0.43%	0.69%	0.68%	0.89%	1.02%
Classified assets	$171,246	$220,423	$216,000	$238,241	$242,101
Classified assets to total assets	0.64%	0.84%	0.85%	1.00%	1.05%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2019			September 30, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$8,927.4	$121,110	5.52%	8,423.0	$118,332	5.72%
CRE - non-owner occupied	5,107.9	70,982	5.53	4,722.2	69,421	5.85
CRE - owner occupied	2,299.2	30,494	5.36	2,259.6	30,099	5.38
Construction and land development	2,076.9	36,772	7.05	2,226.3	39,177	7.00
Residential real estate	2,042.1	24,394	4.74	1,701.6	20,913	4.88
Consumer	63.7	867	5.40	69.5	990	5.65
Loans held for sale	21.8	352	6.41	0.2	—	—
Total loans (1), (2), (3)	20,539.0	284,971	5.58	19,402.4	278,932	5.79
Securities:
Securities - taxable	3,020.2	18,483	2.43	3,073.1	20,575	2.66
Securities - tax-exempt	1,094.6	9,711	4.43	1,062.1	9,085	4.30
Total securities (1)	4,114.8	28,194	2.96	4,135.2	29,660	3.08
Cash and other	493.4	2,255	1.81	1,009.9	7,016	2.76
Total interest earning assets	25,147.2	315,420	5.08	24,547.5	315,608	5.20
Non-interest earning assets
Cash and due from banks	180.5			346.8
Allowance for credit losses	(166.1)			(162.6)
Bank owned life insurance	173.4			172.5
Other assets	1,108.6			1,094.2
Total assets	$26,443.6			$25,998.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,646.5	$4,793	0.72%	$2,488.6	$5,061	0.81%
Savings and money market	8,929.8	22,250	0.99	8,456.5	26,608	1.25
Certificates of deposit	2,124.6	10,331	1.93	2,250.4	11,685	2.06
Total interest-bearing deposits	13,700.9	37,374	1.08	13,195.5	43,354	1.30
Short-term borrowings	150.2	581	1.53	17.5	47	1.07
Qualifying debt	390.1	5,492	5.59	387.8	5,785	5.92
Total interest-bearing liabilities	14,241.2	43,447	1.21	13,600.8	49,186	1.43
Interest cost of funding earning assets			0.69			0.79
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,624.5			8,916.6
Other liabilities	590.0			579.6
Stockholders’ equity	2,987.9			2,901.4
Total liabilities and stockholders' equity	$26,443.6			$25,998.4
Net interest income and margin (4)		$271,973	4.39%		$266,422	4.41%

(1)	Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.4 million for the three months ended December 31, 2019 and September 30, 2019.

(2)
Included in the yield computation are net loan fees of $18.3 million and accretion on acquired loans of $2.5 million for the three months ended December 31, 2019, compared to $13.4 million and $2.7 million for the three months ended September 30, 2019.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$8,927.4	$121,110	5.52%	$7,490.4	$107,321	5.84%
CRE - non-owner occupied	5,107.9	70,982	5.53	3,921.3	59,711	6.05
CRE - owner occupied	2,299.2	30,494	5.36	2,308.3	30,695	5.38
Construction and land development	2,076.9	36,772	7.05	2,133.5	38,082	7.09
Residential real estate	2,042.1	24,394	4.74	943.3	11,187	4.71
Consumer	63.7	867	5.40	58.5	878	5.96
Loans held for sale	21.8	352	6.41	—	—	—
Total loans (1), (2), (3)	20,539.0	284,971	5.58	16,855.3	247,874	5.92
Securities:
Securities - taxable	3,020.2	18,483	2.43	2,798.1	20,930	2.97
Securities - tax-exempt	1,094.6	9,711	4.43	957.4	9,437	4.89
Total securities (1)	4,114.8	28,194	2.96	3,755.5	30,367	3.46
Cash and other	493.4	2,255	1.81	562.3	3,727	2.63
Total interest earning assets	25,147.2	315,420	5.08	21,173.1	281,968	5.40
Non-interest earning assets
Cash and due from banks	180.5			149.6
Allowance for credit losses	(166.1)			(150.2)
Bank owned life insurance	173.4			169.5
Other assets	1,108.6			1,052.0
Total assets	$26,443.6			$22,394.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,646.5	$4,793	0.72%	$2,141.1	$4,588	0.85%
Savings and money market	8,929.8	22,250	0.99	7,061.7	18,832	1.06
Certificates of deposit	2,124.6	10,331	1.93	1,832.2	7,756	1.68
Total interest-bearing deposits	13,700.9	37,374	1.08	11,035.0	31,176	1.12
Short-term borrowings	150.2	581	1.53	253.0	1,450	2.27
Qualifying debt	390.1	5,492	5.59	359.0	5,829	6.44
Total interest-bearing liabilities	14,241.2	43,447	1.21	11,647.0	38,455	1.31
Interest cost of funding earning assets			0.69			0.72
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,624.5			7,812.8
Other liabilities	590.0			376.9
Stockholders’ equity	2,987.9			2,557.3
Total liabilities and stockholders' equity	$26,443.6			$22,394.0
Net interest income and margin (4)		$271,973	4.39%		$243,513	4.68%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.4 million and $6.1 million for the three months ended December 31, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $18.3 million and accretion on acquired loans of $2.5 million for the three months ended December 31, 2019, compared to $11.3 million and $4.5 million for the three months ended December 31, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended December 31,
	2019			2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$8,200.5	$461,918	5.78%	$7,039.1	$387,422	5.68%
CRE - non-owner occupied	4,629.6	270,353	5.85	3,952.7	234,753	5.95
CRE - owner occupied	2,284.7	120,607	5.38	2,263.1	118,351	5.34
Construction and land development	2,176.6	155,459	7.16	1,975.6	137,227	6.96
Residential real estate	1,663.5	80,669	4.85	616.1	29,681	4.82
Consumer	64.3	3,712	5.77	54.1	3,143	5.81
Loans held for sale	5.6	352	6.29	—	—	—
Total loans (1), (2), (3)	19,024.8	1,093,070	5.83	15,900.7	910,577	5.82
Securities:
Securities - taxable	2,904.6	79,124	2.72	2,803.4	78,630	2.80
Securities - tax-exempt	1,008.7	36,765	4.57	879.9	33,042	4.69
Total securities (1)	3,913.3	115,889	3.20	3,683.3	111,672	3.26
Cash and other	648.4	16,086	2.48	480.6	11,234	2.34
Total interest earning assets	23,586.5	1,225,045	5.30	20,064.6	1,033,483	5.27
Non-interest earning assets
Cash and due from banks	214.5			145.2
Allowance for credit losses	(159.9)			(146.3)
Bank owned life insurance	171.9			168.7
Other assets	1,101.1			1,014.1
Total assets	$24,914.1			$21,246.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,545.8	$20,988	0.82%	$1,891.2	$11,584	0.61%
Savings and money market	8,125.8	95,533	1.18	6,501.2	54,962	0.85
Certificates of deposit	2,117.2	41,884	1.98	1,748.7	23,918	1.37
Total interest-bearing deposits	12,788.8	158,405	1.24	10,141.1	90,464	0.89
Short-term borrowings	134.6	2,838	2.11	260.6	4,853	1.86
Qualifying debt	379.7	23,390	6.16	362.4	22,287	6.15
Total interest-bearing liabilities	13,303.1	184,633	1.39	10,764.1	117,604	1.09
Interest cost of funding earning assets			0.78			0.59
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,246.2			7,712.8
Other liabilities	519.4			357.7
Stockholders’ equity	2,845.4			2,411.7
Total liabilities and stockholders' equity	$24,914.1			$21,246.3
Net interest income and margin (4)		$1,040,412	4.52%		$915,879	4.68%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $25.1 million and $23.8 million for the year ended December 31, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $56.2 million and accretion on acquired loans of $12.7 million for the year ended December 31, 2019, compared to $44.8 million and $18.6 million for the year ended December 31, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,471.2	$1.8	$9.0	$2.3	$2.2
Loans, net of deferred loan fees and costs	21,123.3	3,847.9	2,252.5	2,253.9	1,311.2
Less: allowance for credit losses	(167.8)	(31.6)	(18.0)	(18.3)	(9.7)
Total loans	20,955.5	3,816.3	2,234.5	2,235.6	1,301.5
Other assets acquired through foreclosure, net	13.9	—	13.0	0.9	—
Goodwill and other intangible assets, net	297.6	—	23.2	—	154.6
Other assets	1,083.7	48.6	59.4	15.0	19.8
Total assets	$26,821.9	$3,866.7	$2,339.1	$2,253.8	$1,478.1
Liabilities:
Deposits	$22,796.5	$5,384.7	$4,350.1	$2,585.3	$2,373.6
Borrowings and qualifying debt	393.6	—	—	—	—
Other liabilities	615.1	17.8	11.9	1.2	15.9
Total liabilities	23,805.2	5,402.5	4,362.0	2,586.5	2,389.5
Allocated equity:	3,016.7	453.6	301.0	253.3	312.5
Total liabilities and stockholders' equity	$26,821.9	$5,856.1	$4,663.0	$2,839.8	$2,702.0
Excess funds provided (used)	—	1,989.4	2,323.9	586.0	1,223.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,835	108	89	120	112

Income Statement:

Three Months Ended December 31, 2019:	(in thousands)
Net interest income	$271,973	$65,312	$42,610	$35,302	$25,164
Provision for (recovery of) credit losses	4,000	1,476	379	632	153
Net interest income after provision for credit losses	267,973	63,836	42,231	34,670	25,011
Non-interest income	16,027	2,119	4,095	1,095	2,292
Non-interest expense	(129,699)	(24,395)	(17,177)	(15,421)	(13,290)
Income (loss) before income taxes	154,301	41,560	29,149	20,344	14,013
Income tax expense (benefit)	26,236	10,390	6,121	5,696	3,924
Net income	$128,065	$31,170	$23,028	$14,648	$10,089

Year Ended December 31, 2019:	(in thousands)
Net interest income	$1,040,412	$249,083	$161,801	$131,053	$95,697
Provision for (recovery of) credit losses	18,500	3,181	545	1,243	(500)
Net interest income after provision for credit losses	1,021,912	245,902	161,256	129,810	96,197
Non-interest income	65,095	7,169	12,021	4,149	8,591
Non-interest expense	(482,781)	(96,578)	(62,276)	(60,310)	(51,709)
Income (loss) before income taxes	604,226	156,493	111,001	73,649	53,079
Income tax expense (benefit)	105,055	39,124	23,310	20,621	14,862
Net income	$499,171	$117,369	$87,691	$53,028	$38,217

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$10.1	$4,445.8
Loans, net of deferred loan fees and costs	237.2	1,635.6	1,552.0	1,930.8	6,098.7	3.5
Less: allowance for credit losses	(2.0)	(13.7)	(12.6)	(12.6)	(49.3)	—
Total loans	235.2	1,621.9	1,539.4	1,918.2	6,049.4	3.5
Other assets acquired through foreclosure, net	—	—	—	—	—	—
Goodwill and other intangible assets, net	—	—	119.7	0.1	—	—
Other assets	1.2	18.3	7.3	8.8	64.3	841.0
Total assets	$236.4	$1,640.2	$1,666.4	$1,927.1	$6,123.8	$5,290.3
Liabilities:
Deposits	$3,210.1	$0.1	$3,771.5	$—	$36.9	$1,084.2
Borrowings and qualifying debt	—	—	—	—	—	393.6
Other liabilities	1.8	52.9	0.1	—	2.8	510.7
Total liabilities	3,211.9	53.0	3,771.6	—	39.7	1,988.5
Allocated equity:	84.5	131.6	317.5	158.5	494.3	509.9
Total liabilities and stockholders' equity	$3,296.4	$184.6	$4,089.1	$158.5	$534.0	$2,498.4
Excess funds provided (used)	3,060.0	(1,455.6)	2,422.7	(1,768.6)	(5,589.8)	(2,791.9)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	75	12	76	16	75	1,152

Income Statement:

Three Months Ended December 31, 2019:	(in thousands)
Net interest income	$22,073	$3,064	$38,428	$13,626	$37,255	$(10,861)
Provision for (recovery of) credit losses	33	194	209	202	722	—
Net interest income after provision for credit losses	22,040	2,870	38,219	13,424	36,533	(10,861)
Non-interest income	100	—	3,320	—	1,354	1,652
Non-interest expense	(9,301)	(1,933)	(14,003)	(2,423)	(12,831)	(18,925)
Income (loss) before income taxes	12,839	937	27,536	11,001	25,056	(28,134)
Income tax expense (benefit)	2,953	216	6,333	2,530	5,763	(17,690)
Net income	$9,886	$721	$21,203	$8,471	$19,293	$(10,444)

Year Ended December 31, 2019:	(in thousands)
Net interest income	$86,594	$13,342	$130,299	$52,905	$125,467	$(5,829)
Provision for (recovery of) credit losses	60	57	2,844	3,790	7,280	—
Net interest income after provision for credit losses	86,534	13,285	127,455	49,115	118,187	(5,829)
Non-interest income	367	—	14,267	—	5,269	13,262
Non-interest expense	(37,078)	(7,617)	(47,974)	(9,180)	(44,561)	(65,498)
Income (loss) before income taxes	49,823	5,668	93,748	39,935	78,895	(58,065)
Income tax expense (benefit)	11,459	1,304	21,562	9,185	18,146	(54,518)
Net income	$38,364	$4,364	$72,186	$30,750	$60,749	$(3,547)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,259.7	$2.5	$10.9	$2.5	$3.0
Loans, net of deferred loan fees and costs	17,710.6	3,647.9	2,003.5	2,161.1	1,300.2
Less: allowance for credit losses	(152.7)	(30.7)	(18.7)	(19.8)	(10.7)
Total loans	17,557.9	3,617.2	1,984.8	2,141.3	1,289.5
Other assets acquired through foreclosure, net	17.9	0.8	13.9	—	—
Goodwill and other intangible assets, net	299.2	—	23.2	—	155.5
Other assets	974.8	46.9	57.8	14.2	23.9
Total assets	$23,109.5	$3,667.4	$2,090.6	$2,158.0	$1,471.9
Liabilities:
Deposits	$19,177.4	$5,090.2	$3,996.4	$2,347.5	$1,839.1
Borrowings and qualifying debt	851.5	—	—	—	—
Other liabilities	466.9	10.4	14.5	4.5	12.2
Total liabilities	20,495.8	5,100.6	4,010.9	2,352.0	1,851.3
Allocated equity:	2,613.7	441.0	277.4	242.9	304.1
Total liabilities and stockholders' equity	$23,109.5	$5,541.6	$4,288.3	$2,594.9	$2,155.4
Excess funds provided (used)	—	1,874.2	2,197.7	436.9	683.5

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,787	119	94	116	123

Income Statements:

Three Months Ended December 31, 2018:	(in thousands)
Net interest income	$243,513	$55,520	$38,186	$30,522	$23,503
Provision for (recovery of) credit losses	6,000	580	(442)	371	(234)
Net interest income (expense) after provision for credit losses	237,513	54,940	38,628	30,151	23,737
Non-interest income	13,611	1,787	2,741	903	2,652
Non-interest expense	(111,129)	(24,007)	(16,050)	(15,265)	(13,436)
Income (loss) before income taxes	139,995	32,720	25,319	15,789	12,953
Income tax expense (benefit)	20,909	8,180	5,317	4,421	3,627
Net income	$119,086	$24,540	$20,002	$11,368	$9,326

Year Ended December 31, 2018:	(in thousands)
Net interest income	$915,879	$224,754	$148,085	$115,561	$92,583
Provision for (recovery of) credit losses	23,000	2,235	(2,447)	2,292	1,809
Net interest income (expense) after provision for credit losses	892,879	222,519	150,532	113,269	90,774
Non-interest income	43,116	7,689	11,326	3,800	9,932
Non-interest expense	(425,667)	(91,161)	(62,536)	(57,735)	(52,574)
Income (loss) before income taxes	510,328	139,047	99,322	59,334	48,132
Income tax expense (benefit)	74,540	34,824	20,951	16,709	13,565
Net income	$435,788	$104,223	$78,371	$42,625	$34,567

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,787	119	94	116	123

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,240.8
Loans, net of deferred loan fees and costs	210.0	1,547.5	1,200.9	1,479.9	4,154.9	4.7
Less: allowance for credit losses	(1.9)	(14.2)	(10.0)	(8.5)	(38.2)	—
Total loans	208.1	1,533.3	1,190.9	1,471.4	4,116.7	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	3.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	0.9	20.1	6.3	7.2	37.1	760.4
Total assets	$209.0	$1,553.4	$1,317.6	$1,478.7	$4,153.8	$5,009.1
Liabilities:
Deposits	$2,607.2	$—	$2,559.0	$—	$—	$738.0
Borrowings and qualifying debt	—	—	—	—	—	851.5
Other liabilities	2.1	25.2	0.1	0.4	49.6	347.9
Total liabilities	2,609.3	25.2	2,559.1	0.4	49.6	1,937.4
Allocated equity:	70.7	123.9	268.7	122.3	340.0	422.7
Total liabilities and stockholders' equity	$2,680.0	$149.1	$2,827.8	$122.7	$389.6	$2,360.1
Excess funds provided (used)	2,471.0	(1,404.3)	1,510.2	(1,356.0)	(3,764.2)	(2,649.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	68	10	61	16	53	1,127

Income Statement:

Three Months Ended December 31, 2018:	(in thousands)
Net interest income	$17,819	$3,927	$30,413	$13,716	$21,260	$8,647
Provision for (recovery of) credit losses	(4)	(315)	303	1,268	4,473	—
Net interest income (expense) after provision for credit losses	17,823	4,242	30,110	12,448	16,787	8,647
Non-interest income	70	—	4,602	—	894	(38)
Non-interest expense	(8,300)	(1,732)	(11,493)	(2,184)	(7,630)	(11,032)
Income (loss) before income taxes	9,593	2,510	23,219	10,264	10,051	(2,423)
Income tax expense (benefit)	2,207	574	5,341	2,361	2,312	(13,431)
Net income	$7,386	$1,936	$17,878	$7,903	$7,739	$11,008

Year Ended December 31, 2018:	(in thousands)
Net interest income	$67,154	$15,149	$105,029	$55,332	$80,073	$12,159
Provision for (recovery of) credit losses	281	(1,101)	5,657	3,275	11,046	(47)
Net interest income (expense) after provision for credit losses	66,873	16,250	99,372	52,057	69,027	12,206
Non-interest income	614	158	14,121	13	2,076	(6,613)
Non-interest expense	(32,390)	(8,120)	(41,159)	(9,603)	(26,822)	(43,567)
Income (loss) before income taxes	35,097	8,288	72,334	42,467	44,281	(37,974)
Income tax expense (benefit)	8,072	1,905	16,637	9,768	10,184	(58,075)
Net income	$27,025	$6,383	$55,697	$32,699	$34,097	$20,101

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	68	10	61	16	53	1,127

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(in thousands)
Total non-interest income	$16,027	$19,441	$14,218	$15,410	$13,611
Less:
(Loss) gain on sales of investment securities, net	—	3,152	—	—	(424)
Unrealized gains (losses) on assets measured at fair value, net	491	222	1,572	2,834	(640)
Total operating non-interest income (1)	15,536	16,067	12,646	12,576	14,675
Plus: net interest income	271,973	266,422	254,681	247,336	243,513
Net operating revenue (1)	$287,509	$282,489	$267,327	$259,912	$258,188

Total non-interest expense	$129,699	$125,955	$114,213	$112,914	$111,129
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	962	3,379	(620)	97	1,483
Total operating non-interest expense (1)	$128,737	$122,576	$114,833	$112,817	$109,646

Operating pre-provision net revenue (2)	$158,772	$159,913	$152,494	$147,095	$148,542

Plus:
Non-operating revenue adjustments	491	3,374	1,572	2,834	(1,064)
Less:
Provision for credit losses	4,000	4,000	7,000	3,500	6,000
Non-operating expense adjustments	962	3,379	(620)	97	1,483
Income tax expense	26,236	28,533	24,750	25,536	20,909
Net income	$128,065	$127,375	$122,936	$120,796	$119,086

(1), (2)	See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(in thousands)
Total operating non-interest expense	$128,737	$122,576	$114,833	$112,817	$109,646
Divided by:
Total net interest income	271,973	266,422	254,681	247,336	243,513
Plus:
Tax equivalent interest adjustment	6,359	6,423	6,218	6,094	6,140
Operating non-interest income	15,536	16,067	12,646	12,576	14,675
	$293,868	$288,912	$273,545	$266,006	$264,328
Operating efficiency ratio - tax equivalent basis (3)	43.8%	42.4%	42.0%	42.4%	41.5%

Tangible Common Equity:
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
	(dollars and shares in thousands)
Total stockholders' equity	$3,016,748	$2,923,063	$2,851,264	$2,720,620	$2,613,734
Less: goodwill and intangible assets	297,607	297,994	298,381	298,768	299,155
Total tangible common equity	2,719,141	2,625,069	2,552,883	2,421,852	2,314,579
Plus: deferred tax - attributed to intangible assets	1,921	2,005	2,105	2,183	1,885
Total tangible common equity, net of tax	$2,721,062	$2,627,074	$2,554,988	$2,424,035	$2,316,464
Total assets	$26,821,948	$26,324,245	$25,314,785	$23,792,846	$23,109,486
Less: goodwill and intangible assets, net	297,607	297,994	298,381	298,768	299,155
Tangible assets	26,524,341	26,026,251	25,016,404	23,494,078	22,810,331
Plus: deferred tax - attributed to intangible assets	1,921	2,005	2,105	2,183	1,885
Total tangible assets, net of tax	$26,526,262	$26,028,256	$25,018,509	$23,496,261	$22,812,216
Tangible common equity ratio (4)	10.3%	10.1%	10.2%	10.3%	10.2%
Common shares outstanding	102,524	102,639	103,654	104,483	104,949
Tangible book value per share, net of tax (5)	$26.54	$25.60	$24.65	$23.20	$22.07

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	December 31,
	2019	2018
	(in thousands)
Common Equity Tier 1:
Common equity	$3,016,748	$2,613,734
Less:
Non-qualifying goodwill and intangibles	295,607	296,769
Disallowed deferred tax asset	2,243	768
AOCI related adjustments	21,379	(47,055)
Unrealized gain on changes in fair value liabilities	3,629	13,432
Common equity Tier 1 (6) (9)	$2,693,890	$2,349,820
Divided by: estimated risk-weighted assets (7) (9)	$25,390,142	$21,983,976
Common equity Tier 1 ratio (7) (9)	10.6%	10.7%

Common equity Tier 1 (6)(9)	2,693,890	2,349,820
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	—
Unrealized gain on changes in fair value of liabilities	—	—
Tier 1 capital (6) (9)	$2,775,390	$2,431,320
Divided by: Tangible average assets	$26,110,275	$22,204,799
Tier 1 leverage ratio	10.6%	10.9%

Total Capital:
Tier 1 capital (6) (9)	$2,775,390	$2,431,320
Plus:
Subordinated debt	305,732	305,131
Qualifying allowance for credit losses	167,797	152,717
Other	8,955	8,188
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$482,484	$466,036

Total capital	$3,257,874	$2,897,356

Total capital ratio	12.8%	13.2%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$171,246	$242,101
Divided by:
Tier 1 capital (6) (9)	2,775,390	2,431,320
Plus: Allowance for credit losses	167,797	152,717
Total Tier 1 capital plus allowance for credit losses	$2,943,187	$2,584,037

Classified assets to Tier 1 capital plus allowance (8) (9)	5.8%	9.4%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476